Exhibit (n)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 6 to Registration Statement No. 333-39837 of Merrill Lynch Senior Floating Rate Fund, Inc. on Form N-2 of our report dated October 18, 2002 appearing in the August 31, 2002 Annual Report of Merrill Lynch Senior Floating Rate Fund, Inc. and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte &Touche LLP

New York, New York November 8, 2002